Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES STOCK
REPURCHASE PROGRAM

West Point, Georgia, December 19, 2013 - Charter Financial Corporation (NASDAQ: CHFN) today announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, the Company may repurchase up to 571,577 shares of its common stock, or approximately 2.5% of the current outstanding shares.

Although federal regulations generally prohibit a company from repurchasing its shares of common stock within one year following a mutual-to-stock conversion, there is an exception that permits a company to repurchase shares to fund a restricted stock plan, subject to the receipt of non-objection from the Board of Governors of the Federal Reserve System (the “FRB”). The Company has received non-objection from the FRB with respect to the repurchase program, which is being used to fund grants of restricted stock under the Company’s 2013 Equity Incentive Plan approved by shareholders on December 11, 2013.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. On April 8, 2013, Charter Financial completed its conversion and reorganization from the mutual holding company form of organization to the stock holding company form of organization. CharterBank

Exhibit 99.1

is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.